AMENDMENT TO BERGER LARGE CAP GROWTH FUND'S
                                     CHARTER

                       BERGER LARGE CAP GROWTH FUND, INC.

                              ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

         FIRST: The charter of Berger Large Cap Growth Fund, Inc., a Maryland corporation (the "Corporation"), is hereby amended by deleting paragraph E. of
Article XI in its entirety.

         SECOND: The charter of the Corporation is hereby further amended by deleting Article XV in its entirety and inserting a new Article XV in lieu thereof to read as follows:

                                   "ARTICLE XV

                           Notwithstanding any provision of law or the charter
                  of the corporation permitting or requiring any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by the Board of Directors and taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter."

         THIRD: The amendments to the charter of the Corporation as set forth above have been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

         FOURTH: The undersigned [Chairman, Vice Chairman, President or Vice President] of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned [Chairman, Vice Chairman, President or Vice President] of the Corporation acknowledges that, to the best of his or her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its [Chairman, Vice Chairman, President or Vice President] and attested to by its [Secretary or Assistant Secretary] on this ____ day of ________, 2003.


ATTEST:                                  BERGER LARGE CAP GROWTH FUND, INC.



                                         By:                              (SEAL)
--------------------------------------      ------------------------------

--------------------------------------      ------------------------------
[Secretary or Assistant Secretary]          [Chairman, Vice Chairman,
                                            President or Vice President]